Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 23, 2025 with respect to the consolidated financial statements of mF International Limited as of December 31, 2024 and for the year ended December 31, 2024 included in the Annual Report on Form 20-F for the fiscal year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Summit Group CPAs, P.C. (formerly known as “Yu Certified Public Accountant, P.C.”)

New York, New York

October 22, 2025